UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2016

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney St. Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2016, Vericel Corporation (the “Company”) entered into an amended and restated contract manufacturing and supply agreement (the “Agreement”) with Vention Medical Inc. (formerly ATEK Medical, LLC) (“Vention”) for the manufacture of the Company’s proprietary cell cassette (the “Product”) for use in the Company’s manufacturing process. The Agreement amends and restates in its entirety the contract and manufacturing supply agreement by and between the Company and Vention dated November 8, 2010. Pursuant to the Agreement, the Company will purchase from Vention and Vention will manufacture the Product for the Company and will assemble, package, label and sterilize the Product in Vention’s facilities. Vention will be responsible for obtaining all of the Company’s approved components pertaining to the Product. The Company is obligated to order and purchase the Product from Vention on a schedule and in quantities agreed to between the parties. In addition, the Company will provide Vention with reasonable engineering support to initiate, maintain and ramp up manufacturing of the Product and will supply all manufacturing equipment. Commencing with the calendar quarter in which the initial Quarterly Dose Audits/Sterility production runs are shipped and for each calendar quarter thereafter, the Company will be obligated to pay Vention a quarterly fee, provided that Vention is not in material breach of its supply obligations under the Agreement.

The Company will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for the Company’s use of any Product developed or manufactured under the Agreement. Vention will be responsible for obtaining, at its expense, any facility, or other licenses or permits and any regulatory or government approvals necessary for the performance of its services under the Agreement. Vention may not change the location of such facility without giving 180 days prior notice to the Company and obtaining the Company’s prior written consent.

The term of the Agreement commenced on November 8, 2010 and shall expire on November 7, 2021. At the end of such term, the Agreement will terminate automatically without notice unless prior to that time the term is extended by mutual written consent delivered at least 6 months prior to the termination date.

Commencing on the first anniversary thereof, the Company shall have the right to terminate the Agreement in its sole discretion upon 12 months’ prior written notice to Vention and Vention shall have the right to terminate the Agreement in its sole discretion upon 18 months’ prior written notice to the Company.

The Agreement provides that the Company may discontinue the manufacture of the Product at its sole discretion. In such event, the Company agrees to use commercially best efforts to notify Vention at least 180 days prior to the Company’s intention to discontinue manufacture of the Product. Failure to provide such notice will not be a breach of the Agreement, but without such notice, the Company agrees to purchase from Vention (i) certain finished goods that are in usable condition and (ii) certain components or raw materials inventory or work in process in each case to the extent convertible into finished Products.

Either party may terminate the Agreement if the other party materially defaults in the performance of any provision of the Agreement and, should any such default occur, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within 45 days, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the 45 day period, then the Agreement shall automatically terminate at the end of such period unless an extension is mutually agreed to by both parties. In addition to other remedies, either party may terminate the Agreement at any time if either breaches its confidentiality obligations under the Agreement, in which case termination shall be effective immediately upon receipt of notice of the breach and of termination. Either party may immediately terminate the Agreement by written notice if the other party is or becomes insolvent, appoints or has appointed a receiver for all or substantially all of its assets, or makes an assignment for the benefit of its creditors. In addition, either party may terminate the Agreement by written notice if the other party files a voluntary petition, or has filed against it an involuntary petition, for bankruptcy and such petition is not dismissed within 90 days.

Upon termination of the Agreement, Vention agrees to provide reasonable technical support at Vention’s published engineering rates for the transfer of manufacturing technology to an alternative manufacturer chosen by the Company to conduct final manufacture, package and test of the Product in the event that Vention, for a period of 150 days from the date of receipt of the associated purchase order, is unable to manufacture all of the Company’s orders for any reason, or if Vention fails or refuses to meet the Company’s orders for the Product pursuant to the terms of the Agreement.

The Agreement provides that each party will indemnify and hold the other party harmless from any claims, actions, proceedings, awards, demands, losses, damages or expenses suffered by the indemnified party claimed or arising from, or relating to, a material breach of the indemnifying party’s representations, warranties or covenants under the Agreement or the indemnifying party’s negligence. The Agreement further provides that Vention shall not indemnify the Company for any losses claimed or arising from, or relating to, the Company’s intellectual property provided by the Company for the manufacture of or incorporation into the Product or the use of the Product by customers in any manner inconsistent with the Product’s intended purposes. Neither party shall be liable to the other for, nor obligated to allow claims for, special, incidental, consequential, or other indirect damages or expenses of any kind.

The foregoing is a summary description of the terms and conditions of the Agreement that are material to the Company. In addition to the foregoing, the Agreement contains customary terms and conditions, including, but not limited to, representations and warranties of the parties, provisions related to indemnification, confidentiality and assignment. The foregoing summary is qualified in its entirety by the text of the Agreement a copy of which is to be attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and is incorporated herein by reference. There are no material relationships between the Company and Vention other than in respect of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: April 26, 2016	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Financial Officer and Vice President, Corporate Development